Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 4, 2020 relating to the financial statements, which appears in the Registration Statement on Form S-1 (No. 333-239703) of Ping Identity Holding Corp. We also consent to the reference to us under the heading “Experts” in the Registration Statement on Form S-1 (No. 333-239703) incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP
Denver, Colorado
July 8, 2020